SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COGENT COMMUNICATIONS GROUP, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	52-2337274
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1015 31st Street NW
Washington, DC 20007	20007
(Address of Principal	(Zip Code)
Executive Offices)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	pursuant to section 12(g) of the
Exchange Act and is effective	Exchange Act and is effective
pursuant to General Instruction	pursuant to General Instruction
A.(c), please check the following	A.(d), please check the following
box. ☐	box. ☒

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class To be so Registered

Common Stock, par value $0.001

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

A complete description of the Common Stock, par value $0.001 per share, of Cogent Communications Group, Inc. (the “Registrant”), which is to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of the Registrant’s Registration Statement on Form S-1 (Registration No. 333-122821) relating to the public offering of shares of Common Stock of the Registrant filed by the Registrant with the Securities and Exchange Commission on February 14, 2005, as amended from time to time. Such description is hereby incorporated by reference.

ITEM 2. EXHIBITS

The following exhibits are filed as part of this registration statement:

3.1 Fifth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005).

3.2 Amended and Restated Bylaws of Cogent Communications Group, Inc. (incorporated by reference to Exhibit 3.2 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, filed on May 6, 2005).

10.1 Seventh Amended and Restated Registration Rights Agreement of Cogent Communications Group, Inc., dated August 12, 2004 (incorporated by reference to Exhibit 10.2 of our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date:	March 6, 2006	By:	/s/ Robert N. Beury
Name: Robert N. Beury
Title: Chief Legal Officer